ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                           MASSACHUSETTS FINCORP, INC.

                          TO BE HELD ON APRIL 26, 2000
                               ------------------

                             PROXY STATEMENT OF THE
                     COMMITTEE TO ENHANCE STOCKHOLDER VALUE
                       IN OPPOSITION TO THE MANAGEMENT OF
                           MASSACHUSETTS FINCORP, INC.
                                ----------------

                 IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING

WHY YOU WERE SENT THIS PROXY STATEMENT

     This Proxy Statement and the accompanying WHITE proxy card are being furnished in connection with the solicitation of proxies by the Massachusetts Fincorp, Inc. Committee to Enhance Stockholder Value (the "Committee"). The Committee is comprised of Fred J. Jaindl and Mark W. Jaindl. Members of the Committee own 54,548 shares of the Company's common stock, representing 9.9% of the total shares outstanding.

     We are soliciting proxies to be used at the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of Massachusetts Fincorp, Inc. (the "Company") and at any adjournments, postponements or reschedulings thereof. The Annual Meeting will be held on April 26, 2000 and the Record Date (as defined below) for the Annual Meeting is March 1, 2000.

     The purpose of the Annual Meeting is to consider and vote upon the following matters:

     1. The election of four  directors to a three-year  term of office;  and

     2. The ratification of certain amendments to the Massachusetts Fincorp, Inc. 1999 Stock- Based Incentive Plan; and 3. Such other matters as may properly come before the meeting.

     We believe that recent actions of the Board of Directors of Massachusetts Fincorp, Inc. (the "Board of Directors" or "Board") call into question their concern for the best interests of the stockholders. The Committee is convinced that a more thorough investigation of strategic alternatives, and a greater dedication to pursuing stockholders interests and maximizing stockholder value, will only come through the increased presence of outside, independent directors. Therefore, the Committee is soliciting your proxy in support of the election of Mark W. Jaindl ("Jaindl"), Scott E. Buck ("Buck"), and William E. Schantz, II ("Schantz") (collectively referred to as the "Committee Nominees") to the Board of Directors. This Proxy Statement and WHITE proxy card are being first mailed or furnished to stockholders on or about March 10, 2000.

           WE URGE YOU NOT TO RETURN ANY PROXY CARD SENT TO YOU BY THE
                                    COMPANY.

     Your vote is important, no matter how many or how few shares you hold. We urge you to mark, sign, date and return the enclosed WHITE proxy card in the enclosed postage-paid envelope to vote FOR the election of Mark W. Jaindl, Scott
E. Buck, and William E. Schantz, II to the Board of Directors and AGAINST the ratification of certain amendments to the Company's 1999 Stock-Based Incentive Plan.

     When you return the Committee's proxy card you are voting for Jaindl, Buck and Schantz. However, since the Committee is only running three Nominees for the four Board of Director seats, if the three Committee Nominees are elected, one of the Company Nominees who receives the highest number of shares will also be elected. The Committee intends to use this proxy to vote for one person who has been nominated by the Company to serve as a Director, other than John R. Byrne, Richard F. Cahill and W. Craig Dolan, three of the four Company Nominees. There is no assurance that any of the Company's Nominees will serve as Directors if the Committee Nominees are elected to the Board.

              THE BOARD'S RECORD OF WASTING STOCKHOLDERS MONEY IN A
             FAILED ATTEMPT TO PREVENT STOCKHOLDERS FROM EXERCISING
                            THEIR FUNDAMENTAL RIGHTS

     As significant stockholders of the Company, we first notified the Board on October 21, 1999 of our intent to nominate Mark Jaindl for election to the Board of Directors of the Company at the Annual Meeting. We complied with the onerous anti- stockholder, bylaw notice requirements set forth in the Company's bylaws. We heard nothing from the Company in response to this nomination. On January 14, 2000, we notified the Board of our intent to nominate two additional persons, Scott E. Buck, and William E. Schantz, II, for election to the Board of Directors of the Company at the Annual Meeting. We again complied with the very detailed notice requirements set forth in the Company's bylaws. On January 19, 2000 the Company, acting through its Washington D.C. lawyers, announced in a filing with the SEC that the bylaws had been amended to impose more onerous burdens on stockholders and to disqualify the Committee Nominees. Apparently, the bylaws originally adopted by the Board when the Company went public in December 1998 were no longer considered by the Board to be adequate.

              WE BELIEVE THAT THE BOARD'S ACTIONS WERE INTENDED TO
             SUPPRESS FUNDAMENTAL STOCKHOLDER RIGHTS AND TO ENTRENCH
                CURRENT MANAGEMENT, AND WERE CONTRARY TO THE BEST
                         INTERESTS OF ALL STOCKHOLDERS.

     YOU BE THE JUDGE. These Are the Failed Bylaw Amendments That the Board of Directors Attempted to Impose on Stockholders:

     o The Residency Bylaw

     Except for members of the incumbent Board, no person shall be eligible for election or appointment to the Board of Directors unless such person has been, for a period of at least one year immediately prior to his or her election, nomination or appointment, a resident of a county in which the Company or its subsidiaries maintains a banking office or of a county contiguous to any such county.

     o The "No Current Bank Board Experience" Bylaw

     Except for members of the incumbent Board, no person may serve on the Board of Directors and at the same time be a director or other officer of another cooperative bank, credit union, savings bank, state or federally-chartered savings and loan association, trust company, bank holding company or state or national banking association that engages in business activities in the same market area as the Corporation or any of its subsidiaries.

     o The Imputed Disqualification Bylaw

     No person shall be eligible for election to the Board of Directors if such person is the nominee or representative of a person who is ineligible for election to the Board of Directors under the above provisions.

              THE BOARD RESCINDED THESE BYLAW AMENDMENTS, BUT ONLY
                 AFTER WE WENT TO COURT TO PROTECT THE RIGHTS OF
                                  STOCKHOLDERS

     In response to the Board's actions, we were forced to file a complaint against the Company, on behalf of all stockholders, to invalidate the imposition of the bylaw amendments. The Board agreed to rescind the bylaw amendments in settlement of our litigation on behalf of stockholders.

     Ask yourself: Do these actions reflect a concern for the rights of stockholders as owners of the Company, or do they reflect a Board that is most interested in entrenching their positions and offices?

OBJECTIVES OF THE COMMITTEE

     After careful analysis of the operations, management, and financial performance of Massachusetts Fincorp, Inc., we have concluded that the current Board's strategic decisions and management's continuing actions have not been in the best interest of stockholders.

     For this reason, we have decided to launch a proxy contest to gain three seats on the Board of Directors. If our nominees, Mark W. Jaindl, Scott E. Buck, and William E. Schantz, II, are elected and take office as directors, each intends to simultaneously: (1) work with the Board and management of the Company to improve operations; and (2) urge management and the other members of the Board to adopt measures aimed at maximizing the market price of the Common Stock, including, potentially, the hiring of a top-tier investment banking firm to seek a buyer at the best possible price and the implementation of a stock repurchase program.

     Because Messrs. Jaindl, Buck and Schantz would constitute a minority of the Board of Directors if elected, adoption of measures aimed at maximizing the value of the Common Stock would require the approval of other directors of the Company. However, the Committee believes that such results and approval are more likely if there are persons elected to the Board of Directors who are committed to achieving such results.

     The Committee's goal is to enhance stockholder value and it is the opinion of the Committee that one of the best ways to accomplish this goal is through the representation of significant stockholders on the Board of Directors. Through representation on the Board of Directors, the Committee Nominees will explore the market for a sale of the Company and seek to improve earnings and institute stock repurchases if a sale would not result in a satisfactory price.

WHO CAN VOTE AT THE ANNUAL MEETING

     The record date for determining stockholders entitled to notice of and to vote at the Annual Meeting is March 1, 2000 (the "Record Date"). Stockholders of the Company as of the Record Date are entitled to one vote at the Annual Meeting for each share of common stock of the Company, $.01 par value per share (the "Common Stock"), held on the Record Date. It is anticipated that the Company's proxy statement will state the number of shares issued and outstanding on the Record Date.

HOW TO VOTE BY PROXY

     To elect the Committee Nominees to the Board, promptly complete, sign, date and mail the enclosed WHITE proxy card in the enclosed postage-paid envelope. Whether you plan to attend the Annual Meeting or not, we urge you to complete and return the enclosed WHITE proxy card.

     Properly executed proxies will be voted in accordance with the directions indicated thereon. If you sign the WHITE proxy card but do not make any specific choices, your proxy will vote your shares as follows:

         Proposal 1.

     - "FOR" the election of our three nominees to the Board of Directors,  Mark
W. Jaindl, Scott E. Buck, and William E. Schantz, II.

         Proposal 2.

     - "AGAINST" the ratification of certain amendments to the Massachusetts Fincorp, Inc. 1999 Stock-Based Incentive Plan.

     If any other matter is presented at the Annual Meeting, your proxy will be voted in accordance with the best judgment of the persons named on the attached proxy card. At the time this Proxy Statement was mailed, we know of no matters which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

     If any of your shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the Record Date, only that entity can vote your shares and only upon its receipt of your specific instructions. Accordingly, please contact the person responsible for your account at such entity and instruct that person to execute and return the WHITE proxy card on your behalf. You should also sign, date and mail the WHITE proxy card your broker or banker sends you when you receive it. Please do this for each account you maintain to ensure that all of your shares are voted.

             REMEMBER, YOUR LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS, SO RETURN THE WHITE CARD EVEN IF YOU PREVIOUSLY
                               MAILED IN A PROXY.

     If you have any questions or need assistance in voting your shares, please call:

                           Beacon Hill Partners, Inc.
                                 90 Broad Street
                            New York, New York 10004
                         (Call Toll Free (800) 755-5001)

MATTERS TO BE DECIDED AT THE ANNUAL MEETING

Proposal 1.  Election Of Four Directors To A Three-Year Term Of Office

     The Company currently has eleven directors, the terms of four of which will expire at the Annual Meeting. The Committee proposes that stockholders elect Messrs. Jaindl, Buck, and Schantz to fill three of the seats open for election at the Annual Meeting. Set forth below is information concerning Messrs. Jaindl, Buck, and Schantz principal occupation, experience and certain other matters. Messrs. Jaindl, Buck, and Schantz, if elected, would hold office until the 2003 annual meeting of stockholders and until successors had been elected and qualified. Although the Committee has no reason to believe that Messrs. Jaindl, Buck, and Schantz would be unable to serve as a director, if any of them are unable to serve or for good cause will not serve, the persons named as proxy on the WHITE proxy card will vote for the election of another nominee as may be proposed by the Committee.

     Mark W. Jaindl is 40 years old and his address is 1964 Diehl Court, Allentown, PA. Mr. Jaindl has been the President and Chief Executive Officer of American Bank since October 1997 and Vice Chairman since June 1997. He served as Chief Financial Officer of Jaindl Farms and Jaindl Land Company from May 1982 to October 1991 and again from June 1995 to October 1997. He was Senior Vice President of Pure World, Inc., the holding company for Pure World Botanicals, Inc., from June 1992 until May 1995 and has continued to serve as a director since October 1994. He was Senior Vice President of Pure World Botanicals, Inc., a botanical extract manufacturer from December 1994 until June 1995 and has been a director since December 1994. Mr. Jaindl has been a director of Continental Information Systems, Inc. since February 2000. Continental Information Systems is engaged in the sale and leasing of used, commercial aircraft and aircraft engines and the development and commercialization of an "electronic execution portal business" which will allow institutional securities traders and buy-side personnel to find the best prices for their trades on a real-time basis. Mr. Jaindl serves as a trustee of the Allentown College of St. Francis de Sales, as a director of the Allentown Economic Development Corp. and as a director of the Lehigh County Chamber of Commerce.

     Scott E. Buck is 35 years old and his address is 7278 Lockhaven Street, Allentown, PA. He has his Bachelor of Science in Accounting from Albright College, Reading PA. He has his Master of Science in Taxation from Widener University School of Management, Chester, PA. Mr. Buck is a member of the Pennsylvania Institute of Certified Public Accountants and American Institute of Certified Public Accountants. Mr. Buck was a staff accountant with Kuhn, Buck and Block, CPA's from May 1986 to December 1989. He was a partner with Kuhn, Buck, and Block, CPA's from January 1990 to April 1992. Mr. Buck has been a partner with Buck, Zyskowski and Buck, CPA's from April 1992 to present.

     William E. Schantz, II is 36 years old and his address is 2850 Apple Valley Estates Drive, Orefield, PA. Mr. Schantz has been employed as an insurance broker and registered representative with The MONY Group and MONY Securities Corporation from February 1988 until January 2000. Mr. Schantz is currently owner and partner of Warner & Schantz, L.L.P., an entity engaged in financial planning and benefit consulting. Mr. Schantz graduated with a BA degree from Lehigh University in 1986 and has a Chartered Financial Consultant designation from The American College located in Bryn Mawr, Pennsylvania. Mr. Schantz serves on the board of the Allentown YMCA and as a trustee of The Swain School in Allentown, PA.

     Messrs. Buck and Schantz disclaim any beneficial interest in any shares of Common Stock owned by the other members of the Committee. Members of the Committee disclaim any beneficial interest in any shares of Common Stock owned by Buck and Schantz.

     During the last ten (10) years: (i) none of the Committee Members or Committee Nominees, to the best of their knowledge, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); and
(ii) none of the Committee Members or Committee Nominees, to the best of their knowledge, has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree, or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws, or finding any violation with respect to such laws.

     The voting power over the Company's securities is not subject to any contingencies beyond standard provisions for entities of this nature (i.e., limited partnerships and limited liability companies) which govern the replacement of a manager or a general partner.

     Exhibit A lists certain information regarding the Committee Members and Committee Nominees, including their holdings of the Common Stock and transactions in the Common Stock during the last two years. Members of the Committee beneficially own 9.9% of the outstanding shares of the Company's Common Stock.

     Except as set forth herein, no Committee Member or Committee Nominee is now, or within the past year has been, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company (including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies).

     There are no material proceedings to which any Committee Member or Committee Nominee or any associate of such person is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. Except as described herein, no Committee Member or Committee Nominee and no associate of any such person has any interest in the matters to be voted upon at the Annual Meeting, other than an interest, if any, as a stockholder of the Company.

     Except as described herein or in Exhibit A, neither any Committee Member or Committee Nominee nor any associate of such persons: (1) has engaged in or has a direct or indirect interest in any transaction or series of transactions since the beginning of the Company's last fiscal year, or in any currently proposed transaction, to which the Company or any of its subsidiaries is a party where the amount involved was in excess of $60,000; (2) has been indebted to the Company or any of its subsidiaries; (3) has borrowed any funds for the purpose of acquiring or holding any securities of the Company, or is presently, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to either any securities of the Company, any future employment by the Company or its affiliates, or any future transaction to which the Company or any of its affiliates will or may be a party; or (4) is the beneficial or record owner of any securities of the Company or any parent or subsidiary thereof.

Proposal 2. Ratification Of The Amendments To The Massachusetts Fincorp, Inc. 1999 Stock-Based Incentive Plan

     The Board of Directors of the Company is presenting amendments to the Massachusetts Fincorp, Inc. 1999 Stock-Based Incentive Plan ("Incentive Plan") to stockholders for ratification. The Incentive Plan has been amended to personally benefit management and the Board of Directors, potentially at a cost to stockholders, primarily in two respects. First, the amendments allow the Company to accelerate or modify the vesting of restricted stock awards and stock options upon a participant's retirement. Second, the amendments provide for accelerated vesting of outstanding awards of stock and stock options upon a change in control of the Bank or the Company. Shareholders are urged to read carefully the Incentive Plan, as amended, which will be disclosed in the Company's Proxy material. The Committee does not agree with the provisions of the amendments as outline by the Company and is recommending a vote AGAINST Proposal 2.

Other Matters

     The Company anticipates that the Company's proxy statement will contain information regarding: (1) securities ownership of 5% or more beneficial ownership and management; (2) the committees of the Company's Board of Directors; (3) the meetings of the Board of Directors and all committees thereof; (4) the background of the nominees of the Board of Directors; (5) the compensation and remuneration paid and payable to the Company's directors and management; (6) stock price performance; and (7) the submission of stockholder proposals at the Annual Meeting of stockholders. The Committee has no knowledge of the accuracy of the Company's disclosures in its proxy materials.

Solicitation of Proxies

     The entire expense of preparing and mailing this Proxy Statement and any other soliciting material and the total expenditures relating to the solicitation of proxies (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, solicitors, accountants, public relations, transportation and litigation) will be borne by Mark Jaindl. In addition to the use of the mails, proxies may be solicited by the Committee members by telephone, telegram, and personal solicitation, for which no additional compensation will be paid to those persons engaged in such solicitation. Banks, brokerage houses, and other custodians, nominees, and fiduciaries will be requested to forward solicitation material to the beneficial owners of the Common Stock that such institutions hold, and will be reimbursed for their reasonable out-of-pocket expenses.

     The Committee has retained Beacon Hill Partners, Inc., a proxy solicitation firm, to assist in the solicitation of proxies at a fee estimated not to exceed $8,500 plus reimbursement of reasonable out-of-pocket expenses. Approximately three persons will be utilized by that firm in its solicitation efforts.

     The Committee estimates that its total expenditures relating to the solicitation of proxies will be approximately $35,000. Total cash expenditures to date relating to this solicitation have been approximately $5,750.



                             YOUR VOTE IS IMPORTANT

          o    No matter how many shares you own, we are seeking your support.

          o Please vote for Messrs. Jaindl, Buck and Schantz by signing, dating, and mailing in the enclosed postage-paid envelope the enclosed White proxy card as soon as possible. Only your latest dated proxy counts.

          o Even if you have already returned a proxy to the company's Board of Directors, you have every legal right to revoke it by signing, dating, and mailing the enclosed white proxy card or by voting in person at the annual meeting.

You Can Call If You Have Questions

     If you have any questions or require any assistance, please contact Mark Jaindl at (610) 336-0653 ext. 112, or our proxy solicitors, Beacon Hill Partners, at (800) 755-5001.

     The Committee believes that it is in your best interest to elect the Committee Nominees as Directors at the Annual Meeting. The Committee Strongly Recommends a Vote for the Committee Nominees.

                                    Sincerely,


                                     /s/ Mark W. Jaindl
                                    The Committee to Enhance Stockholder Value


           PLEASE SIGN AND DATE YOUR WHITE PROXY CARD AND RETURN IT IN
             THE ENCLOSED ENVELOPE TO AVOID UNNECESSARY EXPENSE AND
                         DELAY. NO POSTAGE IS NECESSARY.

APPENDIX A

THE COMMITTEE TO ENHANCE STOCKHOLDER
VALUE AND ITS NOMINEES

The members of the Committee beneficially own in the aggregate 54,548 shares of Common Stock, representing approximately 9.9% of the shares outstanding, as follows:

                                                                 # of shares of
                                                                   common stock

Name                                Business Address           beneficially owned       % of Class

Mark W. Jaindl                      4029 W. Tilghman St.         30,000                    5.50
                                    Allentown, PA  18104

Frederick J. Jaindl                 3150 Coffeetown Rd           13,948                    2.55

                                    Orefield, PA 18069

Zachary J. Jaindl Trust             3150 Coffeetown Road         7,000                     1.28
Mark W. Jaindl & Catherine          Orefield, PA 18069
H. Jaindl, Trustees U/A/D
12/29/88

Julianne K. Jaindl Trust            3150 Coffeetown Road         3,600                      .66
Mark W. Jaindl & Catherine          Orefield, PA 18069
H. Jaindl, Trustees U/A/D
12/31/91

In addition, the Committee Nominees own the following shares: Mr. Schantz, 100 shares and Mr. Buck, 250 shares, which is each less than 1% of the company's outstanding shares.

Frederick J. Jaindl, Zachary J. Jaindl Trust and Julianne K. Jaindl Trust

     Frederick J. Jaindl has been the Chairman of American Bank since June 1997, and is the sole proprietor of Jaindl Turkey Farms, an agribusiness engaged in farming and raising turkeys. He is also President of Jaindl's, Inc. an agribusiness engaged in the processing and selling of turkeys. Mr. Jaindl has served on the Board of Directors of Kutztown Bank, First National Bank of Allentown and most recently Sovereign Bancorp, Inc. In January 1988, Mr. Jaindl joined the Sovereign Board and wasChairman from March 1989 until April 1995. Mr. Jaindl is Chairman of Jaindl Land Company, a developer of prime residential, commercial and industrial land in eastern Pennsylvania. His other business interests include: Lehigh Ag Equipment, Inc., a John Deere sales and service center, Schantz Orchards, a grower and seller of fruit; and Lehigh Grains, Inc., a grain operation. Zachary J. Jaindl Trust and the Julianne K. Jaindl Trust are trusts established for the children, ages 11 and 8 respectively, of Mark W. Jaindl.

Purchase of Massachusetts Fincorp, Inc. shares by the Committee to Enhance Stockholder Value and its Nominees

Frederick J. Jaindl

         Date              Shares                  Price
         ----              ------                  -----
         05/26/99          5,500                 $11.50           Open Market
         05/27/99            500                 $11.5625         Open Market

         05/28/99          2,500                 $11.5625         Open Market

         06/01/99            700                 $11.625          Open Market
         06/01/99            200                 $11.5625         Open Market
         06/07/99            600                 $11.50           Open Market
         06/08/99            600                 $11.50           Open Market
         06/09/99          2,500                 $11.50           Open Market
         06/16/99            848                 $11.375          Open Market


Mark W. Jaindl

         Date              Shares                  Price
         ----              ------                  -----

         05/10/99           1,000                  $ 9.125        Open Market
         05/10/99             500                  $ 9.375        Open Market
         05/11/99          10,000                  $10.125        Open Market
         05/11/99           7,000                  $10.25         Open Market
         05/11/99           1,200                  $ 9.75         Open Market
         05/12/99           4,500                  $10.0625       Open Market
         05/17/99           3,000                  $10.375        Open Market
         05/26/99             200                  $11.5          Open Market
         05/26/99           1,500                  $11.625        Open Market
         06/16/99           1,100                  $11.375        Open Market

Zachary J. Jaindl Trust

         Date             Shares                  Price
         ----             ------                  -----

         05/13/99         1,000                   $10.00           Open Market
         05/14/99         1,000                   $10.125          Open Market
         05/17/99         5,000                   $10.125          Open Market

Julianne K. Jaindl Trust

         Date                Shares                  Price
         ----                ------                  -----

         05/26/99             3,600                  $11.50        Open Market

William E. Schantz, II

         Date             Shares                   Price
         ----             ------                   -----

         01/11/00         100                     $12.00         Open Market

Scott E. Buck

         Date             Shares                  Price
         ----             ------                  -----

         12/27/99         250                     $11.00         Open Market

                                    P R O X Y

THIS PROXY IS SOLICITED IN OPPOSITION TO THE BOARD OF DIRECTORS OF MASSACHUSETTS FINCORP, INC. BY THE COMMITTEE TO ENHANCE STOCKHOLDER VALUE (THE "COMMITTEE").

                         ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Mark W. Jaindl with full power of substitution, as Proxy for the undersigned, to vote all shares of common stock, par value $.01 per share of Massachusetts Fincorp, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 26, 2000, at 2:00 p.m. (local time) or any adjournment(s) or postponement(s) thereof (the "Meeting"), as follows:

1. ELECTION OF DIRECTORS - COMMITTEE NOMINEES

The Committee to Enhance  Stockholder Value nominees are: Mark W. Jaindl,  Scott
E. Buck, William E. Schantz, II.

                         ___ FOR ___ WITHHOLD AUTHORITY

         (Authority to vote for any nominee(s) may be withheld by lining through or otherwise striking out the name(s) of such nominee(s).)

                The Committee Recommends a Vote "FOR" Proposal 1.

The Committee intends to use this proxy to vote for persons who have been nominated by the Company to serve as Directors, other than John R. Byrne, Richard F. Cahill and W. Craig Dolan, three of the four Company Nominees. You may withhold authority to vote for one or more additional Company Nominees, by writing the name of the Nominee(s) below. You should refer to the proxy statement and form of proxy distributed by the Company for the names, background, qualifications, and other information concerning the Company's Nominees.

There is no assurance that any of the Company's Nominees will serve as Directors if the Committee Nominees are elected to the Board.

2. The ratification of certain amendments to the Massachusetts Fincorp, Inc. 1999 Stock-Based Incentive Plan.

      ___ FOR                ___ AGAINST                        ___ ABSTAIN

              The Committee Recommends a Vote "AGAINST" Proposal 2.


              IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE SIDE.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder. Unless otherwise specified, this proxy will be voted "FOR" the election of the Committee's Nominees as Directors and "AGAINST" the ratification of certain amendments to the Massachusetts Fincorp, Inc. 1999 Stock-Based Incentive Plan. This proxy revokes all prior proxies given by the undersigned.

In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting, or any adjournments or postponements thereof, as provided in the proxy statement provided herewith.


Please sign exactly as your name appears hereon or on your proxy cards previously sent to you. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by the President or other duly authorized officer. If a partnership, please sign in partnership name by authorized person. This proxy card votes all shares held in all capacities.

                                       Dated:___________________________________

                                       -----------------------------------------
                                                     (Signature)
                                       -----------------------------------------
                                              (Signature, if jointly held)

                                     Title: ____________________________________

               PLEASE SIGN, DATE, AND MAIL THIS PROXY CARD TODAY.